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                                                                      EXHIBIT 23


                            BONFIELD & COMPANY, S. C.

                              Milwaukee, Wisconsin




                    Consent of Independent Public Accountants


TO:      Intermagnetics General Corporation


         As independent public accountants, we hereby consent to the incorporation of our report included in this Amendment No. 1 to Form 8-K of Intermagnetics General Corporation into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-12763, 2-80041, 2-94701, 33-12762, 33-2517, 33-38145, 33-44693, 33-50598, 33-55092, 33-72160 and
333-10553).



                                                  /s/ Bonfield & Company, S.C.
                                                  ----------------------------
                                                      Bonfield & Company, S.C.


Milwaukee, WI

May 23, 1997